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Cogent Contacts:

For Public Relations:	For Investor Relations:

Jeff Henriksen + 1 (202) 295-4388 jhenriksen@cogentco.com	John Chang + 1 (202) 295-4252 investor.relations@cogentco.com

COGENT COMMUNICATIONS REPORTS THIRD QUARTER 2006 RESULTS

[WASHINGTON, D.C. November 6, 2006] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced net service revenue of $38.0 million for the three months ended September 30, 2006, compared with $33.8 million for the three months ended September 30, 2005. On-net revenue was $27.5 million for the three months ended September 30, 2006, an increase of 36.1% over $20.2 million for the three months ended September 30, 2005. On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent-owned facilities. Off-net revenue was $8.3 million for the three months ended September 30, 2006, a decrease of 21.4% from $10.6 million for the three months ended September 30, 2005. Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Non-core revenue was $2.2 million for the three months ended September 30, 2006, a decrease of 27.8% from $3.0 million for the three months ended September 30, 2005. Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Gross profit, excluding equity-based compensation expense, increased 51.5% from $12.3 million for the three months ended September 30, 2005 to $18.6 million for the three months ended September 30, 2006. Gross profit margin, excluding equity-based compensation expense, expanded from 36.4% for the three months ended September 30, 2005 to 49.0% for the three months ended September 30, 2006.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, was $6.9 million for the three months ended September 30, 2006 compared to $2.1 million for the three months ended September 30, 2005.

Basic and diluted net loss applicable to common stock was ($0.24) per share for the three months ended September 30, 2006 compared to ($0.37) per share for the three months ended September 30, 2005. Weighted average common shares outstanding – basic and diluted — were 48.5 million for the three months ended September 30, 2006 as compared to 43.5 million for the three months ended September 30, 2005.

Total customer connections were 11,372 as of September 30, 2006 compared to 9,609 as of September 30, 2005 an increase of 18.3%. On-net customer connections were 6,919 as of September 30, 2006 compared to 4,064 as of September 30, 2005 an increase of 70.3%. Off-net customer connections were 3,356 as of September 30, 2006 compared to 4,108 as of September 30, 2005 a decrease of 18.3%. Non-core customer connections were 1,097 as of September 30, 2006 compared to 1,437 as of September 30, 2005 a decrease of 23.7%.

The number of on-net buildings was 1,094 as of September 30, 2006 as compared to 1,026 as of September 30, 2005.

Outlook — Fourth Quarter 2006 Estimates

•	Cogent estimates net service revenue for the fourth quarter of 2006 to be between $40.0 million and $41.0 million.

•	Cogent estimates EBITDA, as adjusted, for the fourth quarter of 2006 to be between $7.5 million and $8.5 million.

•	Cogent estimates that its net loss per basic and diluted common share to be between $(0.20) and $(0.25) for the fourth quarter of 2006. Cogent’s guidance includes the expected $0.3 million to $0.4 million impact of non-cash equity-based compensation expense related to the adoption of FASB Statement No. 123®, and assumes approximately 48.8 million weighted average common shares outstanding.

Outlook — Full Year 2007 Estimates

•	Cogent estimates net service revenue for fiscal 2007 to be between $180.0 million and $190.0 million.

•	Cogent estimates that its on-net revenues will increase from 35% to 40% from fiscal year 2006 to fiscal year 2007.

•	Cogent estimates EBITDA, as adjusted, for fiscal 2007 to be between $45.0 million and $50.0 million.

•	Cogent estimates its net loss per basic and diluted common share for fiscal 2007 to be between $(0.55) and $(0.85). Cogent’s 2007 guidance includes $1.0 million to $1.5 million of non-cash equity based compensation expense related to the adoption of FASB Statement No. 123( R ), “Share Based Payment” and assumes 48.8 million weighted average common shares outstanding.

Conference Call and Web site Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (EST) on November 6, 2006 to discuss Cogent’s operating results for the third quarter of 2006 and expectations for the fourth quarter of 2006 and fiscal year 2007. Investors and other interested parties may access a live audio web cast of the earnings call under “Events” at the Investor Relations section of Cogent’s website at http://www.cogentco.com/htdocs/events.php. A replay of the web cast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services. Cogent’s facilities-based, all-optical IP network backbone spans 14 countries and provides IP services in approximately 90 markets located in North America and Europe.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
Summary of Financial and Operational Results

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006	Q3 2006
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net Revenue	$18,216	$18,936	$20,181	$20,995	$22,693	$25,142	$27,465
% Change from previous Qtr.	10.1%	4.0%	6.6%	4.0%	8.1%	10.8%	9.2%
Off-Net Revenue	$12,747	$11,718	$10,553	$9,624	$9,114	$8,583	$8,296
% Change from previous Qtr.	54.9%	-8.1%	-9.9%	-8.8%	-5.3%	-5.8%	-3.3%
Non-Core revenue (1)	$3,451	$3,152	$3,038	$2,603	$2,640	$2,430	$2,193
% Change from previous Qtr.	0.0%	-8.7%	-3.6%	-14.3%	1.4%	-8.0%	-9.7%
Net service revenue — total	$34,414	$33,806	$33,772	$33,222	$34,447	$36,155	$37,954
% Change from previous Qtr.	22.0%	-1.8%	-0.1%	-1.6%	3.7%	5.0%	5.0%
Network operations expenses (2)	$22,937	$21,399	$21,495	$19,964	$20,337	$20,076	$19,353
% Change from previous Qtr.	13.8%	-6.7%	0.4%	-7.1%	1.9%	-1.3%	-3.6%
Gross profit (2)	$11,477	$12,407	$12,277	$13,258	$14,110	$16,079	$18,601
% Change from previous Qtr.	42.3%	8.1%	-1.0%	8.0%	6.4%	14.0%	15.7%
Gross profit margin	33.3%	36.7%	36.4%	39.9%	41.0%	44.5%	49.0%
Selling, general and administrative expenses (3)	$10,296	$10,096	$10,176	$10,776	$10,785	$11,594	$11,749
% Change from previous Qtr.	-15.4%	-1.9%	0.8%	5.9%	0.1%	7.5%	1.3%
Depreciation and amortization expenses	$13,680	$12,795	$12,432	$16,693	$14,144	$14,658	$14,878
% Change from previous Qtr.	-8.7%	-6.5%	-2.8%	34.3%	-15.3%	3.6%	1.5%
Equity-based compensation expense	$3,195	$3,175	$3,164	$3,770	$3,499	$3,372	$2,619
% Change from previous Qtr.	-0.9%	-0.6%	-0.3%	19.2%	-7.2%	-3.6%	-22.3%
Net loss	$(14,973)	$(16,151)	$(16,106)	$(20,288)	$(16,441)	$(15,491)	$(11,854)
% Change from previous Qtr.	26.0%	-7.9%	0.3%	-26.0%	19.0%	5.8%	23.5%
Basic and diluted net loss per common share	$(0.96)	$(0.48)	$(0.37)	$(0.47)	$(0.38)	$(0.34)	$(0.24)
% Change from previous Qtr.	96.1%	50.0%	23.5%	-28.1%	19.1%	10.5%	29.4%
Weighted average common shares – basic and diluted	15,610,772	33,963,566	43,474,555	43,619,506	43,841,837	45,099,826	48,463,130
% Change from previous Qtr.	1,803.5%	117.6%	28.0%	0.3%	0.5%	2.9%	7.5%
EBITDA, as adjusted (4)	$4,657	$2,311	$2,102	$2,482	$3,325	$4,485	$6,852
% Change from previous Qtr.	213.3%	-50.4%	-9.0%	18.1%	34.0%	34.9%	52.8%
Cash (used in) provided by operating activities	$(6,622)	$(1,539)	$1,839	$(2,740)	$(1,591)	$4,918	$1,498
% Change from previous Qtr.	-42.8%	76.8%	219.5%	-249.0%	41.9%	409.1%	-69.5%
Capital expenditures	$3,092	$5,058	$3,998	$5,194	$4,662	$7,097	$6,138
% Change from previous Qtr.	-18.6%	63.6%	-21.0%	29.9%	-10.2%	52.2%	-13.5%
Customer Connections – end of period

On-Net	3,245	3,587	4,064	4,657	5,267	6,051	6,919
% Change from previous Qtr.	14.3%	10.5%	13.3%	14.6%	13.1%	14.9%	14.3%
Off-Net	4,469	4,302	4,108	4,027	3,614	3,461	3,356
% Change from previous Qtr.	-0.3%	-3.7%	-4.5%	-2.0%	-10.3%	-4.2%	-3.0%
Non Core	1,721	1,579	1,437	1,304	1,185	1,129	1,097
% Change from previous Qtr.	-7.4%	-8.3%	-9.0%	-9.3%	-9.1%	-4.7%	-2.8%
Total	9,435	9,468	9,609	9,988	10,066	10,641	11,372
% Change from previous Qtr.	2.8%	0.3%	1.5%	3.9%	0.8%	5.7%	6.9%
Other – end of period

Buildings On-Net	1,000	1,009	1,026	1,040	1,053	1,076	1,094
Employees	291	285	307	325	334	337	361

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent, including voice services (only provided in Toronto, Canada), point-to-point private line services and managed modem services.

(2)	Excludes equity-based compensation expense of $96, $95, $95, $113, $105, $101 and $79 in the three months ended March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006, June 30, 2006, and September 30, 2006, respectively.

(3)	Excludes equity-based compensation expense of $3,099, $3,080, $3,069, $3,657, $3,394, $3,271 and $2,540 in the three months ended March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006, June 30, 2006, and September 30, 2006, respectively.

(4)	See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains from the disposition of assets of $3,476 and $27 in the three months ended March 31, 2005 and three months ended March 31, 2006, respectively. EBITDA, as adjusted, excludes gains on debt and capital lease restructurings of $842, $844 and $255 for the three months ended June 30, 2005, September 30, 2005 and September 30,2006, respectively. EBITDA as adjusted, also excludes a restructuring charge related to the lease termination costs for the Company’s’ Paris office lease of $1,319 taken during the three months ended September 30, 2005.

Schedule of Non-GAAP Measures — EBITDA and EBITDA, as adjusted
EBITDA represents net (loss) income before income taxes, net interest expense, depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with GAAP is cash flows (used in) provided by operating activities.

EBITDA, as adjusted, represents EBITDA less gains on debt and capital lease restructurings and restructuring charges. The Company has excluded these gains because they relate to its capital structure and the restructuring charges because they are non-cash charges. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures, expand its business and make bonus determinations for its employees. EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under generally accepted accounting principles in the United States, or GAAP, and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA and EBITDA, as adjusted, are reconciled to cash flows (used in) provided by operating activities in the table below.

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006	Q3 2006	Q4 2006	2007
								Midpoint	Midpoint
								Estimated	Estimated
($ In 000’s) – unaudited
Cash flows (used in) provided by operating activities	$(6,622)	$(1,539)	$1,839	$(2,740)	$(1,591)	$4,918	$1,498	$5,000	$40,000
Changes in operating assets and liabilities	5,386	1,217	(2,782)	3,352	3,261	(1,854)	4,489	1,500	5,000
Cash interest expense, net	2,417	2,633	1,726	1,870	1,628	1,421	865	1,500	5,000
Gains on debt and capital lease restructurings and asset sales, net	3,476	842	844	—	27	—	255	—	—
EBITDA, including gains and restructuring charge	$4,657	$3,153	$1,627	$2,482	$3,325	$4,485	$7,107	$8,000	$50,000

Gains on debt and capital lease restructurings	—	(842)	(844)	—	—	—	(255)	—	—
Restructuring charge	—	—	1,319	—	—	—	—	—	—
EBITDA, as adjusted	$4,657	$2,311	$2,102	$2,482	$3,325	$4,485	$6,852	$8,000	$50,000

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2005 AND SEPTEMBER 30, 2006

(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31,	September 30,
	2005	2006
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,883	$49,014
Short term investments — restricted	1,283	80
Accounts receivable, net of allowance for doubtful accounts of $1,437 and $1,223, respectively	16,452	18,725
Prepaid expenses and other current assets	3,959	3,519

Total current assets	51,577	71,338
Property and equipment, net	292,787	270,964
Intangible assets, net	2,554	1,473
Asset held for sale	—	558
Other assets ($1,118 restricted)	4,455	4,181

Total assets	$351,373	$348,514

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,521	$9,259
Accrued liabilities	16,275	15,154
Convertible subordinated notes, net of discount of $1,854 — due June 2007	—	8,337
Capital lease obligations, current maturities	6,698	6,303

Total current liabilities	34,494	39,053
Convertible subordinated notes, net of discount of $3,478	6,713	—
Capital lease obligations, net of current maturities	85,694	82,750
Other long-term liabilities	3,471	2,499

Total liabilities	130,372	124,302

Commitments and contingencies:

Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 44,092,652 and 48,751,808 shares outstanding, respectively	44	49
Additional paid-in capital	440,500	476,842
Deferred compensation	(9,680)	—
Stock purchase warrants	764	764
Treasury stock, 61,462 and no shares, respectively	(90)	—
Accumulated other comprehensive income — foreign currency translation adjustment	665	1,545
Accumulated deficit	(211,202)	(254,988)

Total stockholders’ equity	221,001	224,212

Total liabilities and stockholders’ equity	$351,373	$348,514

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND SEPTEMBER 30, 2006

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months	Three Months
	Ended	Ended
	September 30, 2005	September 30, 2006
	(Unaudited)	(Unaudited)
Net service revenue	$33,772	$37,954
Operating expenses:
Network operations (including $95 and $79 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	21,590	19,432
Selling, general, and administrative (including $3,069 and $2,540 of equity-based compensation expense, respectively, and $824 and $855 of bad debt expense, net of recoveries, respectively)	13,245	14,289
Restructuring charge	1,319	—
Depreciation and amortization	12,432	14,878

Total operating expenses	48,586	48,599

Operating loss	(14,814)	(10,645)
Gain – capital lease restructurings	844	255
Interest income and other, net	489	1,288
Interest expense	(2,625)	(2,752)

Net loss	$(16,106)	$(11,854)

Net loss per common share:
Basic and diluted net loss per common share	$(0.37)	$(0.24)

Weighted-average common shares—basic and diluted	43,474,555	48,463,130

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND SEPTEMBER 30, 2006

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2005	September 30, 2006
	(Unaudited)	(Unaudited)
Net service revenue	$101,990	$108,556
Operating expenses:
Network operations (including $286 and $285 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	66,117	60,051
Selling, general, and administrative (including $9,249 and $9,205 of equity-based compensation expense, respectively, and $3,795 and $2,001 of bad debt expense, net of recoveries, respectively)	39,816	43,333
Restructuring charge	1,319	—
Depreciation and amortization	38,908	43,679

Total operating expenses	146,160	147,063

Operating loss	(44,170)	(38,507)
Gain on disposal of assets, net	3,372	—
Gain on Cisco debt repayment and capital lease restructurings	1,686	255
Interest income and other, net	862	2,471
Interest expense	(8,980)	(8,005)

Net loss	$(47,230)	$(43,786)

Net loss per common share:
Basic and diluted net loss per common share	$(1.51)	$(0.96)

Weighted-average common shares—basic and diluted	31,234,728	45,705,013

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND SEPTEMBER 30, 2006

(IN THOUSANDS)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2005	September 30, 2006
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net cash (used in) provided by operating activities	$(6,322)	$4,825

Cash flows from investing activities:
Purchases of property and equipment	(12,148)	(17,941)
Purchase of German network assets	(932)	—
(Purchases) maturities of short term investments	(41)	1,203
Restricted cash-collateral under credit facility	(4,000)	—
Proceeds from dispositions of assets	5,122	93

Net cash used in investing activities	(11,999)	(16,645)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	63,723	36,481
Proceeds from exercise of stock options	—	147
Proceeds from issuance of subordinated note — related party	10,000	—
Repayment of subordinated note — related party	(10,000)	—
Borrowings under credit facility	10,000	—
Repayments under credit facility	(10,000)	—
Repayment of Cisco note — related party	(17,000)	—
Repayments of capital lease obligations	(6,059)	(6,105)

Net cash provided by financing activities	40,664	30,523

Effect of exchange rate changes on cash	(632)	428

Net increase in cash and cash equivalents	21,711	19,131
Cash and cash equivalents, beginning of period	13,844	29,883

Cash and cash equivalents, end of period	$35,555	$49,014

Except for historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The specific forward-looking statements cover Cogent’s expectations for revenue, EBITDA, as adjusted, earnings per share and percentage of on-net revenues for the fourth quarter of 2006 and fiscal year 2007. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cogent’s filings with the Securities and Exchange Commission.

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